Exhibit 99.2


                   NATIONAL FINANCIAL COMMUNICATIONS CORP.
                            CONSULTING AGREEMENT

      AGREEMENT made as of the 15th day of November, 2004 by and between Bravo! Foods International Corp., maintaining its principal offices at 11300 US Highway 1, North Palm Beach, FL 33408, (hereinafter referred to as "Bravo! Foods") and National Financial Communications Corp. DBA/ OTC Financial Network, a Commonwealth of Massachusetts corporation maintaining its principal offices at 300 Chestnut St, Suite 200, Needham, MA 02492 (hereinafter referred to as the "Company").

                            W I T N E S S E T H:

      WHEREAS, Company is engaged in the business of providing and rendering public relations and communications services and has knowledge, expertise and personnel to render the requisite services to Bravo! Foods; and

      WHEREAS, Bravo! Foods is desirous of retaining Company for the purpose of obtaining public relations and corporate communications services so as to better, more fully and more effectively deal and communicate with its shareholders and the investment banking community.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

      1. Engagement of Company. Bravo! Foods herewith engages Company and Company agrees to render to Bravo! Foods public relations, communications, advisory and consulting services.

      1.1 The consulting services to be provided by the Company shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the investment community's awareness of Bravo! Foods's activities and to stimulate the investment community's interest in Bravo! Foods. Bravo! Foods acknowledges that Company's ability to relate information regarding Bravo! Foods's activities is directly related to the information provided by Bravo! Foods to the Company.

      1.2 Bravo! Foods acknowledges that Company will devote such time as is reasonably necessary to perform the services for Bravo! Foods, having due regard for Company's commitments and obligations to other businesses for which it performs consulting services.

      2.    Compensation and Expense Reimbursement.

      2.1 Bravo! Foods will pay the Company, as compensation for the services provided for in this Agreement and as reimbursement for expenses incurred by Company on Bravo! Foods's behalf, in the manner set forth in Schedule A annexed to this Agreement which
            Schedule is incorporated herein by reference.

      3. Term and Termination. This Agreement shall be for a period of one year commencing November 15, 2004 and terminating November 14, 2005. If the Bravo! Foods does not cancel the contract during the term, the contract will be automatically extended for an additional three months. Either party hereto shall have the right to terminate this Agreement upon 15 days prior written notice to the other party after the first 90 days.


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      4.    Treatment of Confidential and Inside Information.

      4.1 The Company shall not disclose, without the consent of Bravo! Foods, any financial and business information concerning the business, affairs, plans and programs of Bravo! Foods which are delivered by Bravo! Foods to Company in connection with Company's services hereunder, provided such information is plainly and prominently designated by Bravo! Foods as being confidential (the "Confidential Information"). The Company will not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) the Company is required to disclose the Confidential Informational pursuant to a subpoena or other judicial order. The parties understand and acknowledge that: (x) the Confidential Information received has value unique to Bravo! Foods; (y) significant irreparable damage and harm could result if the Confidential Information were disclosed or used in violation of this Agreement; and (z) Bravo! Foods agrees to provide the Confidential Information to the Company in reliance upon the covenants of Bravo! Foods and Company contained in this Agreement.

      4.2 Furthermore, the parties agree that: (i) all of the Confidential Information will be kept and maintained confidential; (ii) the Confidential Information will not be disclosed to any third person (except as described in the preceding paragraph); (iii) the Confidential Information will under no circumstances (and without in any manner limiting the preceding clause) be disclosed to, or utilized in connection with, the trading in Bravo's common stock, any supplier, customer, or competitor (present or potential) of the party supplying the Confidential Information; and (iv) the Confidential Information will not in any way be used, or be permitted to be used, in a manner detrimental to the business and prospects of the party supplying the Confidential Information.

      4.3 If the relationship between Bravo! Foods and Company should be terminated, the foregoing restrictions shall nonetheless continue and remain in effect, and each party will return to the other all copies of Confidential Information then held respectively by the parties, their agents and Company, or shall certify to the other party's satisfaction that all such copies have been destroyed and Company will not retain any of the Confidential Information in its possession or control.

      4.4 In the course of the relationship between Bravo! Foods and Company, the parties expect that the Company will receive information that is considered material inside information within the meaning and intent of the federal securities laws, rules, and regulations. Company will not disclose this information directly or indirectly for Company or as a basis for advice to any other party concerning any decision to buy, sell, or otherwise deal in Bravo! Foods's securities

      5. Representation by Company of other clients. Bravo! Foods acknowledges and consents to Company rendering public relations, consulting and/or communications services to other clients of the Company engaged in the same or similar business as that of Bravo! Foods.

      6. Indemnification by Bravo! Foods as to Information Provided to Company. Bravo! Foods acknowledges that Company, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Bravo! Foods's officers, directors, agents and/or employees. Bravo! Foods agrees to indemnify, hold harmless and defend Company, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Bravo! Foods to Company.

      7. Independent Contractor. It is expressly agreed that Company is acting as an independent contractor in performing its services hereunder. Bravo! Foods shall carry no workers compensation insurance or any health or accident insurance on Company or consultant's employees. Bravo! Foods shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits which might be customary in an employer-employee relationship. Company has no power or authority to act for, represent, or bind Bravo! Foods or any company affiliated with Bravo! Foods in any manner.

      7. Non-Assignment. This Agreement shall not be assigned by either party without the written consent of the other party.

      8. Notices. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

      9. Entire Agreement. The within agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations, agreements and discussions concerning the subject matter hereof.

      10. Modification and Waiver. This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

      11. Law to Govern; Forum for Disputes. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to the principle of conflict of laws. Each party acknowledges to the other that courts within the City of Boston, Massachusetts shall be the sole and exclusive forum to adjudicate any disputes arising under this agreement. In the event of delinquent fees owed to the Company, Bravo! Foods will be responsible for pay for all fees associated with the collection of these fees.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

National Financial Communications Corp.

By:
      /s/Geoffrey Eiten, President           November 15, 2004

Bravo! Foods International Corp

By:
      /s/Roy D. Toulan, Jr.                  November 15, 2004
      Vice President, General Counsel

SCHEDULE A-1  PAYMENT FOR SERVICES AND REIMBURSEMENT OF EXPENSES.


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SCHEDULE A-2  GRANT OF OPTIONS TO NATIONAL FINANCIAL COMMUNICATIONS CORP.
              IN ADVANCE OF SERVICES RENDERED

SCHEDULE A-1

PAYMENT FOR SERVICES
AND REIMBURSEMENT OF EXPENSES

      A. For the services to be rendered and performed by Company during the term of the Agreement, Bravo! Foods shall pay to Company the sum of $5,000 per month payable in cash and/or shares. Bravo! Foods will add 20% to all fees for paying in shares rather than cash. If Bravo! Foods decides to pay for the entire base fee with 100% shares vs. cash, Bravo! Foods must also issue three months worth of base fees at the signing of this agreement in those shares. The amount of shares will be determined by the bid price at the date of this contract. The Company will keep an accounting of the sales of stock and deduct those net proceeds from the base fee per month owed. If those net proceeds exceed the monthly fee, the excess amount will be credited to the next month's monthly fee. If there are not enough dollars to cover the monthly fee, the Bravo! Foods will either pay additional shares or cover the deficit or the Bravo! Foods will pay the deficit in cash for that particular month.

      B. Bravo! Foods shall also reimburse Company for all reasonable and necessary out-of-pocket expenses incurred in the performance of its duties for Bravo! Foods upon presentation of statements setting forth in reasonable detail the amount of such expenses. Company shall not incur any expense for any single item in excess of $250 either verbally or written except upon the prior approval of the Bravo! Foods. Company agrees that any travel, entertainment or other expense which it may incur and which may be referable to more than one of its clients (including Bravo! Foods) will be prorated among the clients for whom such expense has been incurred. Shares will be accepted for payment of expenses in the same manner as the base fee per month in Paragraph A above.

National Financial Communications Corp.

By:
      /s/Geoffrey Eiten, President           November 15, 2004

Bravo! Foods International Corp

By:
      /s/Roy D. Toulan, Jr.                  November 15, 2004
      Vice President, General Counsel

SCHEDULE A-2

GRANT OF OPTIONS TO NATIONAL FINANCIAL COMMUNICATIONS CORP.

      A. Grant of Options and Option Exercise Price. As compensation for the services to be rendered by Company hereunder, Bravo! Foods herewith issues and grants to Company stock options (the "Options") to purchase an aggregate of 1,000,000 shares of Bravo! Foods's Common Stock at an exercise price of $.25 per share. The Options are exercisable upon and subject to the terms and conditions contained herein. The Options are exercisable during the period commencing on the date hereof and ending three years subsequent to the termination date of this Agreement. These restricted shares will be issued to the Company as follows: (i) Options for


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250,000 shares upon the execution of this Agreement, and (ii) beyond the first ninety (90) days, 750,000 shares on a pro rata quarterly basis, conditioned upon the continuation of the Agreement.

      B. Manner of Exercise. Exercise of any of the Options by Company shall be by written notice to Bravo! Foods accompanied by Company's certified or bank check for the purchase price of the shares being purchased. Upon receipt of such notice and payment, Bravo! Foods shall promptly cause to be issued, without transfer or issue tax to the option holder or other person entitled to exercise the option, the number of shares for which the Option has been exercised, registered in the name of Company. Such shares, when issued, shall be fully paid and non-assessable.

      C. Option Shares. Company acknowledges that any shares which it may acquire from Bravo! Foods pursuant to the exercise of the Options provided for herein will not have been registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and therefore may not be sold or transferred by Company except in the event that such shares are the subject of a registration statement or any future sale or transfer is, in the opinion of counsel for Bravo! Foods, exempt from such registration provisions. Company acknowledges that any shares which it may acquire pursuant to the exercise of the Options will be for its own account and for investment purposes only and not with a view to the resale or redistribution of same. Company further consents that the following legend be placed upon all certificates for shares of Common Stock which may be issued to Company upon the exercise of the Options:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

Company further consents that no stop transfer instructions being placed against all certificates may not be issued to it upon the exercise of the Options.

      (i) If the Bravo! Foods executes a Registration during the term of the contract, then the Company's shares will be added to this Registration at no cost to the Company. The Bravo! Foods shall bear all costs and expenses attributable to such registration, excluding fees and expenses of Company's counsel and any underwriting or selling commission. Bravo! Foods shall maintain the effectiveness of such registration throughout the term of this Agreement and for a 120 day period thereafter.

      (ii) Notwithstanding the foregoing, if the Shares issuable upon exercise of the Options are not otherwise registered under the Securities Act and the Bravo! Foods shall at any time after the date hereof propose to file a registration statement under the Securities Act, which registration statement shall include shares of Common Stock of Bravo! Foods or any selling shareholder, Bravo! Foods shall give written notice to Company of such proposed registration and will permit Company to include in such registration all Shares which it has acquired as of the date of such notice. The Bravo! Foods shall bear all costs and expenses attributable to such registration, excluding fees and expenses of Company's counsel and any underwriting or selling commission.

      D.    Adjustments in Option Shares.

            (i) In the event that Bravo! Foods shall at any time sub-divide its outstanding shares of Common Stock into a greater number of shares, the Option purchase price in effect prior


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to such sub-division shall be proportionately reduced and the number of shares of Common Stock purchasable shall be proportionately increased. In case the outstanding shares of Common Stock of Bravo! Foods shall be combined into a smaller number of shares, the Option purchase price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable shall be proportionately reduced.

            (ii) In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of this Option (other than change in par value, or from par value to no par value, or from no par value to par value, or as a result or a subdivision or combination), or in case of any consolidation or merger of the Bravo! Foods with or into another corporation (other than a merger in which the Bravo! Foods is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock, other than a change in number of the shares issuable upon exercise of the Option) or in case of any sale or conveyance to another corporation of the property of the Bravo! Foods as an entirety or substantially as an entirety, the Holder of this Option shall have the right thereafter to exercise this Option into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Bravo! Foods for which the Option might have been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. The above provisions shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

            (iii) The Company reserves the right to assign these options to a third party at its own discretion.

National Financial Communications Corp.

By:
      /s/Geoffrey Eiten, President           November 15, 2004

Bravo! Foods International Corp

By:
      /s/Roy D. Toulan, Jr.                  November 15, 2004
      Vice President, General Counsel


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